                                                    EXHIBIT 24

                             POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Barnett Grace and Edwin P. Henry, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of First Commercial Corporation (the "Company") pertaining to the registration of up to 415,663 shares of the Company's Common Stock, $3.00 par value per share, to be offered as described in the Registration Statement and to sign any and all
   amendments  (including  post-effective   amendments)  to   the
   Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Date:  September 18, 1996

     /s/ Barnett Grace             /s/ John W. Allison
   Barnett Grace                 John W. Allison
   Director                      Director

     /s/ Truman Arnold             /s/ William H. Bowen
     Truman Arnold                    William H. Bowen
   Director                      Director

                                   /s/ Robert G. Cress
    Peggy Clark                  Robert G. Cress
   Director                      Director

                                   /s/ Frank D. Hickingbotham
     Cecil W. Cupp, Jr.               Frank D. Hickingbotham
   Director                      Director

     /s/ Walter E. Hussman, Jr.    /s/ Frederick E. Joyce, M.D.
     Walter E. Hussman, Jr.      Frederick E. Joyce, M.D.
   Director                      Director


     /s/ Jack G. Justus            /s/ William M. Lemley
     Jack G. Justus                   William M. Lemley
   Director                      Director


     /s/ Michael W. Murphy         /s/ Sam C. Sowell
   Michael W. Murphy             Sam C. Sowell
   Director                      Director


     /s/ Paul D. Tilley
   Paul D. Tilley
   Director